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                          THIRD AMENDED AND RESTATED
                                    BYLAWS
                                      of
                       PIMCO FLOATING RATE STRATEGY FUND

                (Amended and Restated as of December 11, 2009)

                                   ARTICLE 1
            Agreement and Declaration of Trust and Principal Office

   1.1 Principal Office of the Trust. A principal office of the Trust shall be located in New York, New York. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

   1.2 Agreement and Declaration of Trust. These Third Amended and Restated Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of PIMCO Floating Rate Strategy Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE 2
                             Meetings of Trustees

   2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders (as defined in the Declaration of Trust).

   2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

   2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting

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need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

   2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3
                     Officers and Chairman of the Trustees

   3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

   3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust ("Independent Trustees"), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time ("Rule 38a-1"). Vacancies in any office may be filled at any time.

   3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any renewal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

   3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

   3.5 Chairman of the Trustees. There shall be an office of the Chairman of the Trustees, which shall serve of behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of

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the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

   3.6 President; Vice President. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

   3.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

   3.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

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                                   ARTICLE 4
                                  Committees

   4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

   With respect to a Valuation Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

   Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2,
Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail) at least fifteen minutes before the meeting.

                                   ARTICLE 5
                                    Reports

   5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  Fiscal Year

   6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7
                                     Seal

   7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

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                                   ARTICLE 8
                              Execution of Papers

   8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE 9
                        Issuance of Share Certificates

   9.1 Share Certificates. Except as provided in Article 11 hereof, each Shareholder shall be entitled to a certificate stating the number of Shares (as defined in the Declaration of Trust) owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

   Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

   9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

   9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

   9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

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                                  ARTICLE 10
                   Shareholders' Voting Powers and Meetings

   10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Article 11 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust and Article 11 hereto, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX,
Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Articles 11 and 12 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission
(or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

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   10.2 Voting Power and Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Common Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.6 of these Bylaws.

   10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

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   10.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

   10.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

   10.6 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

      (a) As used in this Section 10.6, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

      (b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this
   Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this Section 10.6 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

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      (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6(c) is delivered to the Secretary.

      In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year's annual meeting; provided, however, with respect to the first annual meeting to be held after the offering of the Trust's Common Shares, the Shareholder Notice must be so delivered or mailed and so received on or before August 1, 2005; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

      Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth
   (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph
   (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether

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   such Shareholder believes any nominee is or will be an "interested person"
   of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 10.6(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

      Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.6, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

      (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6(c) hereof, and such notice is delivered to or mailed and received at the principal executive

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

   office of the Trust not later than the close of business on the tenth
   (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

      (e) For purposes of this Section 10.6, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

      (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.6.

      (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this
   Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and
   (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

      (h) Notwithstanding anything to the contrary in this Section 10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.

                                  ARTICLE 11
       Statement Creating Five Series of Auction Market Preferred Shares

   A series of Auction Market Preferred Shares, Series M: 3,840 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series M." Each share of Auction Market Preferred Shares, Series M (sometimes referred to herein as "Series M AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series M AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series M AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series T: 3,840 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series T." Each share of Auction Market Preferred Shares, Series T (sometimes referred to herein as "Series T AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series T AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series T AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series W: 3,840 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series W." Each share of Auction Market Preferred Shares, Series W (sometimes referred to herein as "Series W AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series W AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series W AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series TH: 3,840 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series TH." Each share of Auction Market Preferred Shares, Series TH (sometimes referred to herein as "Series TH AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series TH AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series TH AMPS shall be identical.

   A series of Auction Market Preferred Shares, Series F: 3,840 preferred shares of beneficial interest, par value $.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares, Series F." Each share of Auction

Market Preferred Shares, Series F (sometimes referred to herein as "Series F AMPS") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; has an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and has such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series F AMPS shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series F AMPS shall be identical.

   11.1 Definitions. (a) Unless the context or use clearly indicates another or different meaning or intent, in Article 11 of these Bylaws the following terms have the following meanings, whether used in the singular or plural:

   "Accountant's Confirmation" has the meaning set forth in Section 11.7(c) of these Bylaws.

   "Additional Trustees" has the meaning set forth in Section 11.5(b) of these Bylaws.

   "ADR" has the meaning set forth in paragraph (iii) of the definition of "Fitch Eligible Assets."

   "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

   "Agent Member" means a member of or a participant in the Securities Depository that will act on behalf of a Beneficial Owner of one or more AMPS or on behalf of a Potential Beneficial Owner.

   "AMPS" means the Series M AMPS, Series T AMPS, the Series W AMPS, the Series TH AMPS and the Series, F AMPS.

   "Applicable Percentage" has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS for any Dividend Period.

   "Applicable Spread" has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Approved Foreign Nations" has the meaning set forth in paragraph (iii) of the definition of "Fitch Eligible Assets."

   "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

   "Auction" means a periodic operation of the Auction Procedures.

   "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend paying agent and redemption agent for the AMPS.

   "Auction Date" has the meaning set forth in Section 11.10(a)(ii) of these Bylaws.

   "Auction Procedures" means the procedures for conducting Auctions, as set forth in Section 11.10 of these Bylaws.

   "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

   "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of AMPS or a Broker-Dealer that holds AMPS for its own account.

   "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer pursuant to Section 11.10 of these Bylaws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

   "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 11.10 of these Bylaws.

   "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

   "Canadian Bonds" has the meaning set forth in the definition of "Fitch Eligible Assets."

   "Catastrophe Bonds" means securities that entitle the holders thereof to receive a fixed principal or similar amount and a specified return on such amount, generally having the following characteristics: (1) the issuer of such asset-backed security has entered into a swap, insurance contract or similar arrangement with a counterparty pursuant to which such issuer agrees to pay amounts to the counterparty upon the occurrence of certain specified events, including: hurricanes, earthquakes and other events, and (2) payments on such security depend primarily upon the occurrence and/or severity of such events.

   "Closing Transactions" has the meaning set forth in Section 11.8(a)(i) of these Bylaws.

   "Common Shares" means the shares of beneficial interest designated as common shares, par value $.00001 per share, of the Trust.

   "Cure Date" has the meaning set forth in Section 11.4(a)(ii) of these Bylaws.

   "Date of Original Issue" means, with respect to any Auction Market Preferred Share, the date on which the Trust first issues such share.

   "Debt Securities" has the meaning set forth in paragraph (vi) of the definition of "Fitch Eligible Assets."

   "Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust of the Trust dated October 5, 2004, as from time to time amended and supplemented.

   "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

   "Discount Factor" means a Fitch Discount Factor or a Moody's Discount Factor, as applicable.

   "Discounted Value" of any asset of the Trust means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, the Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, the Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

   "Dividend Payment Date," with respect to AMPS, has the meaning set forth in
Section 11.2(b)(i) of these Bylaws.

   "Dividend Period" means the Initial Dividend Period, any Seven-Day Dividend Period and any Special Dividend Period.

   "Eligible Asset" means a Fitch Eligible Asset (if Fitch Ratings is then rating the AMPS), a Moody's Eligible Asset (if Moody's is then rating the AMPS) and/or any asset included in the calculations used by any Rating Agency then rating the AMPS for purposes of determining such Rating Agency's rating on the AMPS, as applicable.

   "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of AMPS in the Share Books.

   "Extension Period" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "FHLB, FNMA and FFCB Debentures" has the meaning set forth in paragraph
(ix) of the definition of "Moody's Eligible Assets."

   "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch Ratings.

      (i) Debt Securities: The percentage determined by reference to the rating of the Debt Security with reference to the remaining term to maturity of the Debt Security (other than short-term Debt Securities covered by clause
   (iii) below), in accordance with the table set forth below.

                                                              Fitch Rating Category
                                               ---------------------------------------------------
                                                                                       Not rated or
Term to Maturity of Debt Security                AAA     AA       A      BBB     BB    below BB/1/
---------------------------------              ------  ------  ------  ------  ------  ------------
3 years or less (but longer than 1 year)...... 106.38% 108.11% 109.89% 111.73% 129.87%    151.52%
5 years or less (but longer than 3 years)..... 111.11  112.99  114.94  116.96  134.24     151.52
7 years or less (but longer than 5 years)..... 113.64  115.61  117.65  119.76  135.66     151.52
10 years or less (but longer than 7 years).... 115.61  117.65  119.76  121.95  136.74     151.52
15 years or less (but longer than 10 years)... 119.76  121.95  124.22  126.58  139.05     151.52
More than 15 years............................ 124.22  126.58  129.03  131.58  144.55     151.52

--------
/1/ If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "Not rated or below BB" in this table.

      The Fitch Discount Factors presented in the immediately preceding table apply to Debt Securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a Debt Security not rated or rated below BB by Fitch Ratings shall apply to any non-Performing Debt Security with a price equal to or greater than $.20 per security. If a Debt Security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating one rating category below the actual rating on the Debt Security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BBB- will be used). The Fitch Discount Factor for a Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Discount Factor determined in accordance with the table set forth above multiplied by 105%.

      The Fitch Discount Factors presented in the immediately preceding table will also apply to (i) interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table; and (ii) TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN. The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table. The Fitch Discount Factors presented in the immediately preceding table will also apply to preferred trust certificates, the rating on which will be determined by the underlying debt instruments in the trust, unless such preferred trust certificates are determined by Fitch Ratings to qualify for a traditional equity discount factor, in which case the Fitch Discount Factor shall be 370%.

      (ii) Preferred shares: The percentage determined by reference to the rating of the preferred shares in accordance with the table set forth below.

                                                                      Discount
Preferred Shares                                                       Factor
----------------                                                      --------
AAA Taxable Preferred................................................    130%
AA Taxable Preferred.................................................    133%
A Taxable Preferred..................................................    135%
BBB Taxable Preferred................................................    139%
BB Taxable Preferred.................................................    154%
Not rated or below BB Taxable Preferred..............................    161%
Investment Grade DRD Preferred.......................................    164%
Not rated or below Investment Grade DRD Preferred....................   200%/1/
--------
/1/ If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Rating of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth opposite "Not rated or below Investment Grade DRD Preferred" in this table.

      (iii) Short-term instruments: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities with terms to maturity of one year or less, Short Term Money Market Instruments and municipal debt obligations with terms to maturity within the Fitch Exposure Period, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities neither mature nor have a demand feature exercisable at par within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature within the Fitch Exposure Period nor have a demand feature at par. A Fitch Discount Factor of 100% will be applied to cash.

      (iv) U.S. Government Securities and U.S. Treasury Strips: The percentage determined by reference to the remaining term to maturity of the security in accordance with the table below.

                                                                       Discount
Time Remaining to Maturity                                              Factor
--------------------------                                             --------
1 year or less........................................................  101.5%
2 years or less (but longer than 1 year)..............................   103
3 years or less (but longer than 2 years).............................   105
4 years or less (but longer than 3 years).............................   107
5 years or less (but longer than 4 years).............................   109
7 years or less (but longer than 5 years).............................   112
10 years or less (but longer than 7 years)............................   114
Greater than 10 years.................................................   122

      (v) Convertible securities: The Fitch Discount Factor applied to convertible securities will be (a) 200% for investment grade convertible securities and (b) 222% for below investment grade convertible securities so long as such convertible securities have neither (x) a conversion premium greater than 100% nor (y) a yield to maturity or yield to worst of greater than 15.00% above the corresponding Treasury curve.

      The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% will be (a) 152% for investment grade convertible securities and (b) 179% for below investment grade convertible securities so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15.00% above the corresponding Treasury curve.

      The Fitch Discount Factor applied to convertible securities which have a yield to maturity or yield to worst of greater than 15.00% above the corresponding Treasury curve will be 370%.

      If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a rating by Fitch Ratings of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Trust will treat the security as if it were below investment grade.

      (vi) Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

      (vii) Asset-backed and mortgage-backed securities: The percentage determined by reference to the asset type in accordance with the table set forth below.

                                                                                       Discount
Asset Type (with time remaining to maturity, if applicable)                             Factor
-----------------------------------------------------------                            --------
U.S. Treasury/agency securities (10 years or less)....................................   118%
U.S. Treasury/agency securities (greater than 10 years)...............................   127%
U.S. agency sequentials (10 years or less)............................................   128%
U.S. agency sequentials (greater than 10 years).......................................   142%
U.S. agency principal only securities.................................................   236%
U.S. agency interest only securities (with Market Value greater than $.40)............   696%
U.S. agency interest only securities (with Market Value less than or equal to $.40)...   214%
AAA LockOut securities, interest only.................................................   236%
U.S. agency planned amortization class bonds (10 years or less).......................   115%
U.S. agency planned amortization class bonds (greater than 10 years)..................   136%
AAA sequentials (10 years or less)....................................................   118%
AAA sequentials (greater than 10 years)...............................................   135%
AAA planned amortization class bonds (10 years or less)...............................   115%
AAA planned amortization class bonds (greater than 10 years)..........................   140%
Jumbo mortgages rated AAA/1/..........................................................   123%
Jumbo mortgages rated AA/1/...........................................................   130%
Jumbo mortgages rated A/1/............................................................   136%
Jumbo mortgages rated BBB/1/..........................................................   159%
Commercial mortgage-backed securities rated AAA.......................................   131%
Commercial mortgage-backed securities rated AA........................................   139%
Commercial mortgage-backed securities rated A.........................................   148%
Commercial mortgage-backed securities rated BBB.......................................   177%
Commercial mortgage-backed securities rated BB........................................   283%
Commercial mortgage-backed securities rated B.........................................   379%
Commercial mortgage-backed securities rated CCC or not rated..........................   950%

--------
/1/ Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

      (viii) Bank Loans: The percentage determined by reference to the Fitch Loan Category in accordance with the table set forth below.

                                                                       Discount
Fitch Loan Category                                                     Factor
-------------------                                                    --------
A.....................................................................   126%
B.....................................................................   157
C.....................................................................   184
D.....................................................................   433

      (ix) REITs:

          (a) Common stock and preferred stock of REITs and other real estate companies:

                                                                       Discount
                                                                        Factor
                                                                       --------
REIT or other real estate company preferred stock.....................   154%
REIT or other real estate company common stock........................   196%

          (b) Corporate debt securities of REITs:

Term to Maturity                             AAA   AA   A   BBB   BB   B   CCC
----------------                             ---  ---  ---  ---  ---  ---  ---
1 year or less.............................. 111% 114% 117% 120% 121% 127% 227%
2 years or less............................. 116% 125% 125% 127% 132% 137% 137%
3 years or less............................. 121% 123% 127% 131% 133% 140% 225%
4 years or less............................. 126% 126% 129% 132% 136% 140% 164%
5 years or less............................. 131% 132% 135% 139% 144% 149% 185%
7 years or less............................. 140% 143% 146% 152% 159% 167% 228%
10 years or less............................ 141% 143% 147% 153% 160% 168% 232%
12 years or less............................ 144% 144% 150% 157% 165% 174% 249%
15 years or less............................ 148% 151% 155% 163% 172% 182% 274%
20-30 years or less......................... 152% 156% 160% 169% 180% 191% 306%

      If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a rating by Fitch Ratings of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Trust will treat the security as if it were below investment grade.

      (x) Municipal debt obligations: The Fitch Discount Factor applied to municipal debt obligations will be the percentage determined by reference to the table set forth below.

                                                    Fitch Rating Category
                                              ---------------------------------
Fitch Exposure Period                         AAA   AA   A   BBB  F1/1/ Unrated/2/
---------------------                         ---  ---  ---  ---  ----  ---------
7 weeks...................................... 151% 159% 166% 173% 136%     225%
8 weeks or less but greater than 7 weeks..... 154  161  168  176  137      231
9 weeks or less but greater than 8 weeks..... 158  163  170  177  138      240

--------
/1/ Municipal debt obligations rated by Fitch Ratings which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

/2/ If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used). If a security is not rated by any Rating Agency, the Trust will use the percentage set forth under "Unrated" in this table.

      (xi) Foreign Bonds: The Fitch Discount Factor (A) for a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and
   (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

      (xii) Structured Notes: The Fitch Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Fitch Discount Factor determined in accordance with paragraph (i) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Fitch Discount Factor in the table in paragraph (i); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Fitch Discount Factor determined in accordance with paragraph (iii) under this definition.

      (xiii) Unhedged foreign investments: A discount factor of 105% shall be applied to the Market Value of unhedged foreign investments otherwise determined in accordance with the preceding paragraphs; provided, however, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of 'AA' or better by Fitch, a discount factor of 117% shall be applied to the Market Value thereof otherwise determined in accordance with the preceding paragraphs.

      (xiv) Catastrophe Bonds: The Fitch Discount Factor applied to Catastrophe Bonds will be 333.33%

      (xv) Common stock and warrants: The Fitch Discount Factor applied to common stock will be 200% for large-cap stocks (i.e., stocks of companies having a market capitalization greater than $10 billion), 233% for mid-cap stocks (i.e., stocks of companies with a market capitalization between $2 billion to $10 billion), 286% for small cap stocks (i.e., stocks of companies with market capitalizations between $300 million to $2 billion), and 370% for others.

      "Fitch Eligible Assets" means

      (i) cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch Ratings or the equivalent by another Rating Agency if the payment date is within five Business Days of the Valuation Date, (B) A or higher by Fitch Ratings or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch Ratings or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are
   (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Fitch Ratings or (B) (1) with counterparties having a long-term debt rating of at least BBB- from Fitch Ratings or the equivalent from another Rating Agency or (2) with counterparties having a Short Term Money Market Instrument rating of at least F1+ by Fitch Ratings or the equivalent by another Rating Agency;

      (ii) preferred shares if (A) dividends on such preferred shares are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive common stock or its equivalent at any time over the respective lives of such securities, (C) the issuer of such a preferred shares has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such preferred shares has a senior debt rating or preferred stock rating from Fitch Ratings of BBB- or higher or the equivalent rating by another Rating Agency and (E) the preferred shares are part of an issue that is at least $50 million;

      (iii) (A) common stocks (1) which are traded on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market,
   (2) which, if cash dividend paying, pay cash dividends in U.S. dollars, and
   (3) which may be sold without restriction by the Trust; provided, however, that (a) common stock which, while a Fitch Eligible Asset owned by the Trust, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (b) the aggregate Market Value of the Trust's holdings of the common stock of any issuer in excess of 5% per U.S. issuer of the number of outstanding shares of such issuer times the Market Value of such common stock shall not be a Fitch's Eligible Asset; and (B) common stocks or their equivalent denominated in any currency other than the U.S. dollar and common stocks or their equivalent of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Trust's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the outstanding shares of common stock or its equivalent of such issuer or in excess of 10% of the Market Value of the Trust's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Argentina, Australia, Austria, Brazil, Belgium, Chile, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Korea, Luxembourg, Mexico, Netherlands, New Zealand, Norway, Portugal, Russia, Spain, Sweden, Turkey or the United Kingdom (each an "Approved Foreign Nation," and collectively the "Approved Foreign Nations") or Canada shall not be a Fitch Eligible Asset;

      (iv) Short Term Money Market Instruments so long as (A) such securities are rated at least F1+ by Fitch Ratings or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch Ratings or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch Ratings or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch Ratings or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch Ratings or the equivalent by another Rating Agency and the security matures within six months;

      (v) U.S. Government Securities and U.S. Treasury Strips;

      (vi) debt securities if (A) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; and (B) such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in an Approved Foreign Nation, (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros;
   (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; (d) they were issued by a U.S. corporation, limited liability company or limited partnership; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch Ratings, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (vi) are herein referred to as "Debt Securities."

      (vii) asset-backed and mortgage-backed securities;

      (viii) Rule 144A Securities;

      (ix) Bank Loans;

      (x) municipal debt obligations;

      (xi) TRACERs, TRAINs and Structured Notes;

      (xii) interest rate swaps entered into according to International Swap Dealers Association standards if (A) the counterparty to the swap transaction has a short-term rating of not less than F1 from Fitch Ratings or the equivalent by another Rating Agency, or, if the swap counterparty does not have a short-term rating, the counterparty has a senior unsecured long-term debt rating of AA or higher from Fitch Ratings or the equivalent from another Rating Agency and (B) the original aggregate notional amount of the interest rate swap transaction or transactions is not greater than the liquidation preference of the AMPS originally issued;

      (xiii) any common stock, preferred stock or any debt security of REITs or real estate companies;

      (xiv) Catastrophe Bonds; and

      (xv) unrated debt securities issued by an issuer which (A) has not filed for bankruptcy in the past three years; (B) is current on all interest and principal on its fixed income obligations; and (C) is current on all preferred stock dividends.

   Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Trust of a writing from Fitch Ratings specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch Ratings to the AMPS.

   In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

                               Maximum Single Maximum Single Minimum Issue Size
Security Rated At Least          Issuer/1/    Industry/1,2/  ($ in million)/3/
-----------------------        -------------- -------------- ------------------
AAA...........................      100%           100%             $100
AA-...........................       20             75               100
A-............................       10             50               100
BBB-..........................        6             25               100
BB-...........................        4             16                50
B-............................        3             12                50
CCC...........................        2              8                50
--------
/1/ Percentages represent a portion of the aggregate market value of the portfolio holdings.

/2/ Industries are determined according to Fitch's Industry Classifications, as defined herein.

/3/ Preferred stock has a minimum issue size of $50 million for all rating categories in the table.

   Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch Ratings or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

   Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for
(A) Liens which are being contested in good faith by appropriate proceedings and which Fitch Ratings has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement.

   "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 49 days thereafter.

   "Fitch Hedging Transactions" has the meaning set forth in Section 11.8(f) of these Bylaws.

   "Fitch Industry Classifications" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications (or such other classifications as Fitch Ratings may from time to time approve for application to the AMPS):

   1. Aerospace & Defense

   2. Automobiles

   3. Banking, Finance & Real Estate

   4. Broadcasting & Media

   5. Building & Materials

   6. Business Services

   7. Cable

   8. Chemicals

   9. Computers & Electronics

   10. Consumer Products

   11. Energy

   12. Environmental Services

   13. Farming & Agriculture

   14. Food, Beverage & Tobacco

   15. Gaming, Lodging & Restaurants

   16. Healthcare & Pharmaceuticals

   17. Industrial/Manufacturing

   18. Insurance

   19. Leisure & Entertainment

   20. Metals & Mining

   21. Miscellaneous

   22. Packaging and Containers

   23. Paper & Forest Products

   24. Retail

   25. Sovereign

   26. Structured Finance Obligations

   27. Supermarkets & Drugstores

   28. Telecommunications

   29. Textiles & Furniture

   30. Transportation

   31. Utilities

   The Trust shall use its discretion in determining which industry classification is applicable to a particular investment.

   "Fitch Loan Category" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

      (i) "Fitch Loan Category A" means Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $.90.

      (ii) "Fitch Loan Category B" means: (A) Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $.80 but less than $.90; and (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $.85.

      (iii) "Fitch Loan Category C" means: (A) Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $.70 but less than $.80; (B) non-Performing Bank Loans which have a Market Value or an Approved Price of greater than or equal to $.75 but less than $.85; and
   (C) Performing Bank Loans without an Approved Price rated BB- or higher by Fitch Ratings. If a security is not rated by Fitch Ratings but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB- will be used).

      (iv) "Fitch Loan Category D" means Bank Loans not described in any of the foregoing categories.

   Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

   "Fitch Ratings" means Fitch, Inc., doing business as Fitch Ratings, or its successors.

   "Foreign Bonds" has the meaning set forth in clause (vi) of the definition of "Fitch Eligible Assets."

   "Forward Commitment" has the meaning set forth in Section 11.8(d) of these Bylaws.

   "Holder" means a Person identified as a holder of record of AMPS in the Share Register.

   "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent registered public accountant or firm of independent registered public accountants under the Securities Act and serving as such for the Trust.

   "Initial Dividend Payment Date" means, with respect to a series of AMPS, the initial dividend payment date with respect to the Initial Dividend Period as determined by the Board of Trustees of the Trust or pursuant to their delegated authority with respect to such series.

   "Initial Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

   "Initial Dividend Rate" means, with respect to a series of AMPS, the rate per annum applicable to the Initial Dividend Period for such series of AMPS.

   "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner and Smith Incorporated and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

   "LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750,
(A) the LIBOR Dealer will determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate will equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate will be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate will be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days will be (i) 7 or more but fewer than 21 days, such rate will be the seven-day LIBOR rate; (ii) 21 or more but fewer than 49 days, such rate will be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate will be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate will be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate will be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate will be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate will be the six-month LIBOR rate;
(viii) 189 or more but fewer than 217 days, such rate will be the seven-month LIBOR rate; (ix) 217or more but fewer than 252 days, such rate will be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate will be the nine-month LIBOR rate; (xi)287 or more but fewer than 315 days, such rate will be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate will be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate will be the twelve-month LIBOR rate.

   "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

   "London Business Day" means any day on which commercial banks are generally open for business in London.

   "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years (sometimes referred to as a "Long Term Special Rate Period").

   "Mandatory Redemption Price" means $25,000 per Auction Market Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption.

   "Market Value" of any asset of the Trust shall be the market value thereof determined by a Pricing Service. The Market Value of any asset shall include any interest accrued thereon. A Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked prices or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by a Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. A Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event a Pricing Service is unable to value a security, the security shall be valued at the lower of two bid quotations obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. If two bid quotations are not readily available for any securities, such securities shall be valued in good faith at fair value pursuant to procedures approved by the Board of Trustees of the Trust. Futures contracts and options are valued at the closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value in good faith pursuant to procedures approved by the Board of Trustees of the Trust. All other assets will be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees of the Trust.

   "Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in Section 11.10(a)(vii) of these Bylaws.

   "Moody's" means Moody's Investors Service, Inc. or its successors.

   "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

      (i) Convertible securities (including convertible preferred stock):
   (1) For convertible securities having a Delta between 0.4 and 0.0, the Moody's Discount Factor shall be 100% of the Moody's Discount Factor applied to non-convertible corporate debt securities (i.e. using the Moody's Discount Factors found in the subsection (ii) of this definition), (2) for convertible securities having a Delta between 0.8 and 0.4, the Moody's Discount Factor shall be 192% for securities rated Baa or above and 226% for securities rated Ba and below, and (3) for convertible securities having a Delta between 1.0 and 0.8, the Moody's Discount Factor shall be 195% for securities rated Baa or above and 229% for securities rated Ba and below; provided, however, that for any unrated convertible security, the Moody's Discount Factor shall be 250%./1,2/

/1/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for applicable Trust assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, unrated fixed-income and convertible securities, which are securities that are not rated by any of Moody's, S&P or Fitch Ratings, are limited to 10% of Moody's Eligible Assets for purposes of calculations related to the APS Basic Maintenance Amount. If a convertible security is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will consider the security unrated for the purposes of the discounts discussed above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted at face value. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

/2/  Discount factors are for 7-week exposure period.

   For the purposes of determining such discount factors, "Delta", which is intended to express the change in the price of the convertible security per unit of change in the price of the common stock into which the convertible security is convertible, shall be the number provided by Merrill Lynch, Pierce, Fenner and Smith, Incorporated or such other provider as the Trust shall determine from time to time. The Trust shall use commercially reasonable efforts to update such Delta figures monthly.

   Upon conversion to common stock, the Discount Factors applicable to common stock will apply:

Common Stocks(1)                                    Large-Cap Mid-Cap Small Cap
----------------                                    --------- ------- ---------
7 week exposure period.............................    200%     205%     220%

(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

      (ii) Corporate debt securities (non-convertible): The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                                                            Moody's Rating Category
                                                   ----------------------------------------
Term to Maturity of                                                              Below B and
Corporate Debt Security                            Aaa   Aa   A   Baa   Ba   B   Unrated/1/
-----------------------                            ---  ---  ---  ---  ---  ---  -----------
1 year or less.................................... 109% 112% 115% 118% 137% 150%     250%
2 years or less (but longer than 1 year).......... 115  118  122  125  146  160      250
3 years or less (but longer than 2 years)......... 120  123  127  131  153  168      250
4 years or less (but longer than 3 years)......... 126  129  133  138  161  176      250
5 years or less (but longer than 4 years)......... 132  135  139  144  168  185      250
7 years or less (but longer than 5 years)......... 139  143  147  152  179  197      250
10 years or less (but longer than 7 years)........ 145  150  155  160  189  208      250
15 years or less (but longer than 10 years)....... 150  155  160  165  196  216      250
20 years or less (but longer than 15 years)....... 150  155  160  165  196  228      250
30 years or less (but longer than 20 years)....... 150  155  160  165  196  229      250
Greater than 30 years............................. 165  173  181  189  205  240      250

/1/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for applicable Trust assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, securities rated below B by Moody's and, unrated fixed-income and convertible securities (which are securities that are not rated by any of Moody's, S&P or Fitch Ratings) are limited to 10% of Moody's Eligible Assets for purposes of calculations related to the Preferred Shares Basic Maintenance Amount. If a corporate debt security is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Below B and Unrated" in the table above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

   The Moody's Discount Factors presented in the immediately preceding table will also apply to Moody's Eligible Assets that are FHLB, FNMA and FFCB Debentures and to rated TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN, provided that (i) the Moody's Discount Factor for any TRAIN or TRACER rated by Moody's will be the percentage determined, based on the Moody's rating of the TRAIN or TRACER, in accordance with the table set forth above and (ii) the Moody's Discount Factors determined from the table shall be multiplied by a factor of 120% for purposes of calculating the Discounted Value of TRAINs. The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros. The Trust will consult with Moody's to determine incremental discount factors for non-U.S. dollar and non-euro denominated bonds.

      (iii) Preferred stock (other than convertible preferred stock, which is subject to paragraph (i) above): The Moody's Discount Factor for preferred stock shall be (A) for preferred stocks issued by a utility, 155%; (B) for preferred stocks of industrial and financial issuers, 209%; and (C) for auction rate preferred stocks, 350%.

      (iv) Short-term instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation short-term corporate debt securities, Short Term Money Market Instruments and short-term municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period, or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P or Fitch Ratings and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

      (v) U.S. Government Securities and U.S. Treasury Strips: The percentage determined by reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

                                                   U.S. Government  U.S. Treasury
                                                     Securities        Strips
Remaining Term to Maturity                         Discount Factor Discount Factor
--------------------------                         --------------- ---------------
1 year or less....................................       107%            107%
2 years or less (but longer than 1 year)..........       113             115
3 years or less (but longer than 2 years).........       118             121
4 years or less (but longer than 3 years).........       123             128
5 years or less (but longer than 4 years).........       128             135
7 years or less (but longer than 5 years).........       135             147
10 years or less (but longer than 7 years)........       141             163
15 years or less (but longer than 10 years).......       146             191
20 years or less (but longer than 15 years).......       154             218
30 years or less (but longer than 20 years).......       154             244

      (vi) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act exercisable within 1 year of the applicable date shall be 100% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act. The Moody's Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act that are not exercisable within 1 year of the applicable date shall be 120% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act. The Moody's Discount Factor applied to Rule 144A Securities whose terms do not include rights to registration under the Securities Act shall be 130% of the Moody's Discount Factor that would apply were the securities registered under the Securities Act.

      (vii) Bank Loans: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentages as Moody's may approve in writing from time to time):

                                            Moody's Rating Category
                               ------------------------------------------------
                                                        Caa and below (including
Type of Loan                   Aaa-A Baa and Ba/1/ B/1/ distressed and unrated)/1/
------------                   ----- ------------  ---  -------------------------
Senior Loans > $250 MM........  118%     136%      149%            250%
Non-Senior Loans > $250 MM....  128%     146%      159%            260%
Loans < $250 MM...............  138%     156%      169%            270%
Second Lien Bank Loans........  168%     185%      200%            270%

/1/ If a Bank Loan is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings; provided however, that, in a situation where a security is rated "B" (or equivalent) by a given Rating Agency and rated "Caa" (or equivalent) by another Rating Agency, the Trust will use the applicable percentage set forth under the column entitled "B" in the table above.

      (viii) Asset-backed and mortgage-backed securities: The Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

                                                            Cash Flow Cash Flow
Remaining Term to Maturity                                  Retained  Excluded
--------------------------                                  --------- ---------
3 years or less............................................    133%      141%
7 years or less (but longer than 3 years)..................    142       151
10 years or less (but longer than 7 years).................    158       168
20 years or less (but longer than 10 years)................    174       185

      The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

                                                            Cash Flow Cash Flow
Coupon                                                      Retained  Excluded
------                                                      --------- ---------
5%.........................................................    166%      173%
6..........................................................    162       169
7..........................................................    158       165
8..........................................................    154       161
9..........................................................    151       157
10.........................................................    148       154
11.........................................................    144       154
12.........................................................    142       151
13.........................................................    139       148
adjustable.................................................    165       172

      The Moody's Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

      The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

                                                            Cash Flow Cash Flow
Coupon                                                      Retained  Excluded
------                                                      --------- ---------
5%.........................................................    172%      179%
6..........................................................    167       174
7..........................................................    163       170
8..........................................................    159       165
9..........................................................    155       161
10.........................................................    151       158
11.........................................................    148       157
12.........................................................    145       154
13.........................................................    142       151
adjustable.................................................    170       177

      (ix) Municipal debt obligations: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below (provided that, except as provided in the following table, any municipal obligation:

Exposure Period                                  Aaa   Aa   A   Baa  Other (V)MIG-1/1/ SP-1+/2/ Unrated/3/
---------------                                  ---  ---  ---  ---  ----- ----------  -------  ---------
7 weeks......................................... 151% 159% 166% 173%  187%    136%       148%      225%
8 weeks or less but greater than seven weeks.... 154  161  168  176   190     137        149       231
9 weeks or less but greater than eight weeks.... 158  163  170  177   192     138        150       240

--------
/1/ Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, (V)MIG-1, or P-1, by S&P and Fitch Ratings that have a maturity less than or equal to 49 days.

/2/ Municipal debt obligations not rated by Moody's but rated equivalent to MIG-1, (V)MIG-1, or P-1 by S&P and Fitch Ratings that have a maturity greater than 49 days.

/3/ Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the corporation's or municipal issuer's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch Ratings, are limited to 10% of Moody's Eligible Assets. If a municipal debt security is unrated by Moody's, S&P or Fitch, the Trust will use the percentage set forth under "Other" in the Municipal Debt Table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value (e.g., treating a rating of AAA by S&P or Fitch Ratings as Aaa for purposes of the table above and a rating of AA by S&P or Fitch Ratings as Aa for purposes of the table above. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Rating do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

      (x) Structured Notes: The Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (ii) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph (ii); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (v) under this definition.

      The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth above will be the percentage provided in writing by Moody's. Additionally, in order to merit consideration as a Moody's Eligible Asset, securities should be issued by entities which: (a) have not filed for bankruptcy within the past three years, (b) are current on all principal and interest in their fixed income obligations, (c) are current on all preferred stock dividends, and (d) possess a current, unqualified auditor's report without qualified, explanatory language.

   "Moody's Eligible Assets" means

      (i) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

      (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P or Fitch Ratings and not rated by Moody's) need not meet any otherwise applicable rating criteria of S&P or Fitch Ratings;

      (iii) U.S. Government Securities and U.S. Treasury Strips;

      (iv) Rule 144A Securities;

      (v) Senior Loans and other Bank Loans*;

* Bank Loans that are not Senior Loans will be designated in any Preferred Shares Basic Maintenance Report delivered to Moody's.

      (vi) Corporate debt securities if (A) such securities are rated Caa or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's, S&P or Fitch Ratings; (C) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

      Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least Caa by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by none of Moody's, S&P, or Fitch Ratings shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years,
   (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends and
   (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

      (vii) Convertible securities (including convertible preferred stock), provided that (A) the issuer of common stock must have a Moody's senior unsecured debt of Caa or better, or a rating of CCC or better by S&P or Fitch Ratings, (B) the common stocks must be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ, (C) dividends must be paid in U.S. dollars, (D) the portfolio of convertible bonds must be diversified as set forth in the table set forth below, (E) the company shall not hold shares exceeding the average weekly trading volume during the preceding month and (F) synthetic convertibles are excluded from asset eligibility.

                 Convertible Bonds Diversification Guidelines

                                   Maximum Single Maximum Single Maximum Single
Type                               Issuer (%)/1/   Industry (%)   State (%)/1/
----                               -------------- -------------- --------------
Utility...........................       4              50              7/2/
Other.............................       6              20            n/a
--------
/1/ Percentage represent a portion of the aggregate market value and number of outstanding shares of the convertible stock portfolio.

/2/ Utility companies operating in more than one state should be diversified according to the state in which they generate the largest part of their revenues. Publicly available information on utility company revenues by state is available from the Uniform Statistical Report (USR) or the Federal Energy Regulation Commission (FERC).

      (viii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ, (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible); provided, however, that convertible preferred stock shall be treated as convertible securities in accordance with paragraph (vii) above. In addition, the preferred stocks must have the following diversification requirements: (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

      (ix) Asset-backed and mortgage-backed securities:

          (A) Asset-backed securities if (1) such securities are rated at least Aa3 by Moody's or at least AA by S&P or Fitch Ratings, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

          (B) Collateralized mortgage obligations ("CMOs"), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P or Fitch Ratings,
       (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

          (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs") provided that such PACs or TACs are
       (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

          (D) Consolidated senior debt obligations of Federal Home Loan Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such

       FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

          (E) Mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P or Fitch Ratings and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc., provided that
       (1) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and
       (2) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

          (F) Private-placement mortgage pass-throughs provided that
       (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and
       (4) pools have been rated Aa or better by Moody's; and

          (G) Whole loans (e.g., direct investments in mortgages) provided that
       (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences, (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year, (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable,
       (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) are whole loans and not participations; (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and that the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than

       25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool; (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages ("ARMs"), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between .15% and .25% for either cost-of-funds index and between .175% and .325% for Treasuries, (c) the maximum yearly interest rate increase is 2%, (d) the maximum life-time interest rate increase is 6.25% and (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (6) for "teaser" loans,
       (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (c) the loan is seasoned six months beyond the "teaser" period.

      (x) Any municipal debt obligation that (A) pays interest in cash,
   (B) does not have a Moody's rating, as applicable, suspended by Moody's, and
   (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000;

      (xi) Structured Notes, rated TRACERs and TRAINs;

      (xii) Financial contracts, as such term is defined in
   Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the AMPS; and

      (xiii) Common stock, preferred stock or any debt security of REITs or real estate companies.

   In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                               Maximum Single Maximum Single Minimum Issue Size
Ratings/1/                      Issuer/2,3/   Industry/3,4/  ($ in million)/5/
----------                     -------------- -------------- ------------------
Aaa...........................      100%           100%             $100
Aa............................       20             60               100
A.............................       10             40               100
Baa...........................        6             20               100
Ba............................        4             12                50/6/
B1-B2.........................        3              8                50/6/
B3 or below...................        2              5                50/6/
--------
/1/ Refers to the preferred stock and senior debt rating of the portfolio holding.

/2/ Companies subject to common ownership of 25% or more are considered as one issuer.

/3/ Percentages represent a portion of the aggregate Market Value of the portfolio holdings.

/4/ Industries are determined according to Moody's Industry Classifications, as defined herein.

/5/   Except for preferred stock, which has a minimum issue size of $50 million.

/6/ Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Trust's total assets.

   Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

   Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for
(A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Trust in connection with an outstanding derivative transaction.

   "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

   "Moody's Hedging Transactions" has the meaning set forth in Section 11.8(a) of these Bylaws.

   "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the AMPS):

    1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

    2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

    3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

    4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

    5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

    6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

    7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of:
       Glass, Metal, Paper, Plastic, Wood or Fiberglass

    8. Personal and Non-Durable Consumer Products (manufacturing only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

    9. Diversified/Conglomerate Manufacturing

    10.Diversified/Conglomerate Service

    11.Diversified Natural Resources, Precious Metals and Minerals:
       Fabricating, Distribution

    12.Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste
       Disposal

    13.Electronics: Computer Hardware, Electric Equipment, Components,
       Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

    14.Finance: Investment Brokerage, Leasing, Syndication, Securities

    15.Farming and Agriculture: Livestock, Grains, Produce, Agriculture
       Chemicals, Agricultural Equipment, Fertilizers

    16.Grocery: Grocery Stores, Convenience Food Stores

    17.Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs,
       Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

    18.Home and Office Furnishings, Housewares, and Durable Consumer Products:
       Carpets, Floor Coverings, Furniture, Cooking, Ranges

    19.Hotels, Motels, Inns and Gaming

    20.Insurance: Life, Property and Casualty, Broker, Agent, Surety

    21.Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling,
       Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

    22.Machinery (non-agricultural, non-construction, non-electronic):
       Industrial, Machine Tools, Steam Generators

    23.Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead,
       Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

    24.Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling

    25.Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper
       Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable Broadcasting Equipment

    26.Cargo Transport: Rail, Shipping, Railroads, Railcar Builders, Ship
       Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

    27.Retail Stores: Apparel, Toy, Variety, Drug, Department, Mail Order
       Catalog, Showroom

    28.Telecommunications: Local, Long Distance, Independent, Telephone,
       Telegraph, Satellite, Equipment, Research, Cellular

    29.Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer,
       Leather Shoes

    30.Personal Transportation: Air, Bus, Rail, Car Rental

    31.Utilities: Electric, Water, Hydro Power, Gas

    32.Diversified Sovereigns: Semi-sovereigns, Canadian Provinces,
       Supra-national Agencies

   The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

   "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

   "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by these Bylaws) as of the last Business Day of each month, means the last Business Day of the following month.

   "1940 Act Preferred Shares Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its common shares).

   "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

   "Non-Payment Period" means a period commencing on and including a Dividend Payment Date or redemption date for which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding such Dividend Payment Date, for payment (to the extent permitted by Section 11.2(c)(i) of these Bylaws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on AMPS payable on such Dividend Payment Date, provided, however, that if the Trust is not able to make such declaration in compliance with the foregoing because an unforeseen event or unforeseen events causes or cause a day that otherwise would have been a Business Day not to be a Business Day, then the Trust may make such declaration on the Business Day immediately preceding the Dividend Payment Date, if possible, or, if not possible, on the Dividend Payment Date, and in such case the Trust shall not be deemed to have failed to declare a dividend otherwise required to be declared, or
(ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any such redemption date for any AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by
Section 11.2(c)(i) of these Bylaws, shall not constitute a "Non-Payment Period."

   "Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and each of Fitch Ratings and Moody's (and any Substitute Rating Agency in lieu of Fitch Ratings or Moody's in the event Fitch Ratings or Moody's shall not rate the AMPS) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the AMPS.

   "Normal Dividend Payment Date" has the meaning set forth in
Section 11.2(b)(i) of these Bylaws.

   "Notice of Redemption" means any notice with respect to the redemption of AMPS pursuant to Section 11.4 of these Bylaws.

   "Notice of Revocation" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "Notice of Special Dividend Period" has the meaning set forth in
Section 11.2(c)(iii) of these Bylaws.

   "Optional Redemption Price" means $25,000 per Auction Market Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

   "Outstanding" means, as of any date, (i) with respect to AMPS, AMPS theretofore issued by the Trust except, without duplication, (A) any AMPS theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 11.4(c) hereto and (B) any AMPS as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the Preferred Shares Basic Maintenance Amount and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for AMPS as set forth in clause (i).

   "Parity Shares" means the AMPS and each other outstanding series of preferred shares of beneficial interest of the Trust the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

   "Performing" means with respect to the issuer of any asset that is a Bank Loan, Corporate Debt Security or other debt, the issuer of such investment is not in default of any payment obligations in respect thereof.

   "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional AMPS.

   "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring AMPS (or, in the case of an Existing Holder, additional AMPS).

   "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of AMPS Outstanding on such date multiplied by $25,000, plus any redemption premium applicable to AMPS then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of AMPS Outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of AMPS Outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 7-Day Dividend Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor (except that (1) if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate and (2) for those days during the period described in this clause (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect, the dividend for purposes of calculation would accumulate at such Applicable Rate in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; and (E) any current liabilities as of such Valuation Date to the extent not reflected in any of
(i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less
(ii) the value

(i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(E).

   "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by Section 11.7(a) of these Bylaws) as of a given Valuation Date, means the tenth Business Day following such Valuation Date.

   "Preferred Shares Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

   "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

   "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Fitch Ratings, Moody's or any Substitute Rating Agency, as applicable, for purposes of determining whether the Trust has Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount.

   "Quarterly Valuation Date" means the last Business Day of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing February 28, 2005.

   "Rating Agency" means a nationally recognized statistical rating organization.

   "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates or successors or such other party as the Trust may from time to time appoint.

   "Reference Rate" means the LIBOR Rate (for a Dividend Period of fewer than 365 days) or the applicable Treasury Index Rate (for a Dividend Period of 365 days or more).

   "REITs" means real estate investment trusts.

   "Reorganization Bonds" has the meaning set forth under the definition of "Fitch Eligible Assets."

   "Request for Special Dividend Period" has the meaning set forth in
Section 11.2(c)(iii) of these Bylaws.

   "Response" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

   "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

   "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

   "Securities Act" means the Securities Act of 1933, as amended from time to time.

   "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the AMPS.

   "Senior Loans" has the meaning set forth in paragraph (vii) of the definition of "Moody's Discount Factor."

   "Series M AMPS" means the Auction Market Preferred Shares, Series M.

   "Series T AMPS" means the Auction Market Preferred Shares, Series T.

   "Series W AMPS" means the Auction Market Preferred Shares, Series W.

   "Series TH AMPS" means the Auction Market Preferred Shares, Series TH.

   "Series F AMPS" means the Auction Market Preferred Shares, Series F.

   "Seven-Day Dividend Period" means a Subsequent Dividend Period that
(a) consists of seven days or (b) would consist of seven days but for the fact that the Dividend Payment Date which immediately follows, or the Dividend Payment Date which falls within, such Subsequent Dividend Period is not a Business Day.

   "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

   "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

   "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

   "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

      (i) commercial paper rated either F-1 by Fitch Ratings or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F-1+ by Fitch Ratings or A-1+ by S&P if such commercial paper matures in over 30 days;

      (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of, (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

      (iii) overnight funds;

      (iv) U.S. Government Securities; and

      (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F-1+ from Fitch Ratings or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA from Fitch Ratings or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch Ratings and S&P shall be at least A2, A-2 and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F-1+ by Fitch Ratings or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

   "Special Dividend Period" (sometimes referred to as a "Special Rate Period") means a Short Term Dividend Period or a Long Term Dividend Period.

   "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both, of (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the AMPS subject to such Special Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the AMPS subject to such Special Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000, plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption, plus a premium expressed as a percentage or percentages of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

   "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

   "Subsequent Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

   "Substitute LIBOR Dealer" means any LIBOR Dealer selected by the Trust, as to which Moody's, Fitch Ratings or any other Rating Agency then rating the AMPS shall not have objected; provided, however that none of such entities shall be a LIBOR Dealer.

   "Substitute Rating Agency" means a Rating Agency selected by Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates and successors, after consultation with the Trust, to act as the substitute Rating Agency to determine the credit ratings of the AMPS.

   "Sufficient Clearing Bids" has the meaning set forth in Section 11.10(d)(i) of these Bylaws.

   "TRACERs" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

   "TRAINs" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

   "Treasury Bill" means a direct obligation of the U.S. government having a maturity at the time of issuance of 364 days or less.

   "Treasury Bonds" means United States Treasury Bonds or Notes.

   "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. government securities selected by the Trust.

   "Trust" means the PIMCO Floating Rate Strategy Fund.

   "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

   "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

   "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

   "Valuation Date" means, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.

   "Volatility Factor" means 1.89.

   "Voting Period" has the meaning set forth in Section 11.5(b) of these Bylaws.

      (b) The foregoing definitions of Accountant's Confirmation, Preferred Shares Basic Maintenance Amount, Preferred Shares Basic Maintenance Cure Date, Preferred Shares Basic Maintenance Report, Bank Loans, Closing Transactions, Cure Date, Debt Securities, Deposit Securities, Discounted Value, Fitch Discount Factor, Fitch Eligible Assets, Fitch Exposure Period, Fitch Hedging Transactions, Fitch Industry Classifications, Forward Commitment, LIBOR Dealer, Independent Accountant, Market Value, Maximum Applicable Rate, Moody's Advance Rate, Moody's Discount Factor, Moody's Eligible Assets, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Industry Classification, 1940 Act Cure Date, 1940 Act Preferred Shares Asset Coverage, Performing, Senior Loans, Short Term Money Market Instruments, Structured Notes, Substitute LIBOR Dealer, TRAINs, TRACERs, Treasury Bill, Treasury Bonds, U.S. Government Securities, U.S. Treasury Securities, U.S. Treasury Strips, Valuation Date and Volatility Factor (and any terms defined within such definitions) have been determined by the Board of Trustees of the Trust in order to obtain a rating of "AAA" from Fitch Ratings and a rating of "Aaa" from Moody's on the AMPS on their Date of Original Issue; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions (and any terms defined within such definitions) and the restrictions and guidelines set forth thereunder if Fitch Ratings, Moody's or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the AMPS.

   11.2 Dividends.

      (a) The Holders of a particular series of AMPS shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate and no more, payable on the respective dates set forth below. Dividends on the shares of each series of AMPS so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

      (b) (i) Cash dividends on shares of each series of AMPS shall accumulate at the relevant Applicable Rate(s) from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of AMPS, dividends on that series of AMPS will be payable, at the option of the Trust, either (i) with respect to any Seven-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date; provided, however, that if a Normal Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive Business Days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communication services, or the dividend payable on such date cannot be paid for any such reason, then the Dividend Payment Date shall be the next succeeding Business Day on which the Trust and its dividend paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Period for a series of AMPS is scheduled to begin on the same day and end on the same day as a Dividend Period for another series of AMPS, then the last day of such Dividend Period for such other series of AMPS shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees of the Trust shall fix the Dividend Payment Date. However, no Dividend Period of any series of AMPS shall be co-extensive with any Dividend Period of any other series of AMPS unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of AMPS. The Board of Trustees of the Trust before authorizing a dividend may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of AMPS set forth in the Declaration of Trust or the Bylaws. The Initial Dividend

   Period, Seven-Day Dividend Periods and Special Dividend Periods with respect to a series of AMPS are hereinafter sometimes referred to as "Dividend Periods." Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

          (ii) Each dividend shall be paid to the Holders as they appear in the Share Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Share Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

      (c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for a series of AMPS (the "Initial Dividend Period"), the Applicable Rate for such series of AMPS shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for a series of AMPS, the Applicable Rate on that series for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

      For a series of AMPS, the Applicable Rate for such series for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of and during, but not after the end of, a Non-Payment Period shall be a Seven-Day Dividend Period. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period (excluding any days that would have been Business Days but for the occurrence of any unforeseen event or unforeseen events that caused such days not to be Business Days) divided by 365, and in such case such period shall not constitute a Non-Payment Period; provided, however, that the Trust shall not be required to pay any late charge if it declares a dividend on the Dividend Payment Date or the Business Day immediately preceding such Dividend Payment Date in accordance with clause
   (i) of the definition of "Non-Payment Period" and deposits payment for such dividend as contemplated by clause (ii)(A) of the definition of "Non-Payment Period" on or before the second Business Day succeeding the day on which the dividend was declared. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

          (ii) The amount of dividends per share of any series of AMPS payable (if declared) on the Initial Dividend Payment Date, each Dividend Payment Date of each Seven-Day Dividend Period, each Dividend Payment Date of each Short Term Dividend Period and each Dividend Payment Date of each Long Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

          (iii) The Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of AMPS be a number of days (other than seven), evenly divisible by seven and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period for a Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine the Optional Redemption Price of the AMPS of the applicable series of AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS of the applicable series, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price, if any, as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Fitch Ratings, Moody's and any Substitute Rating Agency. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act Preferred Shares Asset Coverage is not satisfied or the Trust shall fail to maintain Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the AMPS with an equal dividend period) or
       (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Revocation to Fitch Ratings, Moody's and any Substitute Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause
       (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of AMPS, the next succeeding Dividend Period for that series will be a Seven-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, such next succeeding Dividend Period will be a Seven-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a Seven-Day Dividend Period. If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been a Dividend Payment Date or an Auction Date not to be a Business Day, then the length of the Dividend Period relating to such Dividend Payment Date shall be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events) (an "Extension Period"), the Applicable Rate for such Extension Period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day next succeeding the end of such Extension Period. The Trust will not declare a Special Dividend Period unless it has received confirmation from Moody's and Fitch Ratings, and any Substitute Rating Agency, that the proposed Special Dividend Period will not adversely affect such Rating Agency's then current rating on the AMPS.

      (d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or AMPS, in excess of full cumulative dividends as herein provided. Except for the late charge payable pursuant to Section 11.2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the AMPS that may be in arrears.

          (ii) For so long as any AMPS are Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the AMPS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the AMPS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount and the Trust shall maintain the 1940 Act Preferred Shares Asset Coverage, (B) full cumulative dividends on AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (C) the Trust has redeemed the full number of AMPS required to be redeemed by any provision for mandatory redemption contained herein. Further, for so long as any AMPS are Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution on any Parity Shares other than the AMPS unless contemporaneously herewith it declares, pays or sets apart for payment, as the case may be, the same proportionate share of dividends on the AMPS.

      (e) Each dividend shall consist of cash at the Applicable Rate.

      (f) No fractional AMPS shall be issued.

      (g) Solely for purposes of the proviso in clause (i) under the definition of "Non-Payment Period," the second parenthetical in the second sentence of the second paragraph of Section 11.2(c)(i) of these Bylaws and the last sentence of Section 11.2(c)(iii) of these Bylaws, any day on which banks in New York City generally are closed, for any reason, while the New York Stock Exchange remains open for trading and any day which otherwise would be a Business Day as defined in these Bylaws on which the Auction Agent is closed for business, for any reason, shall be considered a day which is not a Business Day.

   11.3 Liquidation Rights. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders of AMPS then outstanding shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the AMPS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to (but not including) the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the AMPS and any other Outstanding class or series of preferred shares of beneficial interest of the Trust ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will have no right or claim to any of the remaining assets of the Trust. A consolidation, merger or statutory share exchange of the Trust with or into any other trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

   11.4 Redemption.

      (a) AMPS shall be redeemable by the Trust as provided below:

          (i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no AMPS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject.

          (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, AMPS to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees of the Trust, if the Trust fails to maintain Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount as provided in Section 11.7(a) or to satisfy the 1940 Act Preferred Shares Asset Coverage as provided in Section 11.6 and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, would result in the Trust having Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount or satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of AMPS and other preferred shares of beneficial interest of the Trust the redemption of which would have such result, all AMPS and other preferred shares of beneficial interest of the Trust then Outstanding shall be redeemed), and (ii) the maximum number of AMPS, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of AMPS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount or satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among AMPS of all series and other preferred shares of beneficial interest of the Trust subject to redemption pursuant to provisions similar to those contained in this
       Section 11.4(a)(ii); provided that AMPS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days remaining in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days remaining in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of AMPS and other preferred shares of beneficial interest of the Trust which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

      (b) Notwithstanding any other provision of this Section 11.4, no AMPS may be redeemed pursuant to Section 11.4(a)(i) of these Bylaws unless (i) all dividends in arrears on all remaining outstanding Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment, and (ii) redemption thereof would not result in the Trust's failure to maintain Fitch Eligible Assets or Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

      (c) Whenever AMPS are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of AMPS to be redeemed and to the

   Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of AMPS of such series to be redeemed, (iv) the place or places where AMPS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Bylaws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

      If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value equal to the redemption payment (including any applicable premiums) for the AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights (including without limitation voting rights) of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof, but without interest), and such shares shall no longer be deemed Outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

   11.5 Voting Rights.

      (a) General. Except as otherwise provided in the Declaration of Trust or Bylaws or as otherwise required by applicable law, each Holder of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of Outstanding preferred shares of beneficial interest of the Trust, including AMPS, and of Common Shares shall vote together as a single class; provided that the holders of Outstanding preferred shares of beneficial interest of the Trust, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust. Subject to Section 11.5(b) hereof, the holders of shares of beneficial interest of the Trust, including the holders of preferred shares of beneficial interest of the Trust, including AMPS, voting as a single class, shall elect the balance of the trustees.

      (b) Right to Elect Majority of Board of Trustees. Except as otherwise required by law, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees of the Trust shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of preferred shares of beneficial interest of the Trust, including the AMPS, would constitute a majority of the Board of Trustees of the Trust as so increased by such smallest number; and the holders of preferred shares of beneficial interest of the Trust shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees (as so elected, the "Additional Trustees"), in addition to the two trustees that such holders are in any event entitled to elect.

   A Voting Period shall commence:

          (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on any outstanding preferred shares, including the AMPS, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

          (ii) if at any time holders of any preferred shares of beneficial interest of the Trust, including the holders of AMPS, are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

      Upon the termination of a Voting Period, the voting rights described in this Section 11.5(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this Section 11.5(b), the terms of the Additional Trustees shall terminate automatically, and the remaining Trustees shall constitute the Trustees of the Trust.

      (c) Right to Vote with Respect to Certain Other Matters. So long as any AMPS are Outstanding, the Trust shall not, without the affirmative vote or consent of the holders of a majority of the preferred shares of the Trust, including the AMPS, Outstanding at the time, voting separately as one class:
   (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the AMPS or any other series of preferred shares of beneficial interest of the Trust with respect to payment of dividends or the distribution of assets upon dissolution, liquidation or winding up the affairs of the Trust; provided, however, that no vote is required to authorize the issuance of another series of AMPS or another class of preferred shares of beneficial interest of the Trust that is substantially identical in all respects to the AMPS; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust or Bylaws of holders of AMPS or any other preferred shares of beneficial interest of the Trust. To the extent permitted under the 1940 Act, in the event shares of more than one series of preferred shares of the Trust, including the AMPS, are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the

   Declaration of Trust or Bylaws of a Holder of a series of AMPS differently than those of a Holder of any other series of preferred shares of the Trust, including the AMPS, without the affirmative vote of the holders of at least a majority of the AMPS of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). Unless a higher percentage is provided for under the Declaration of Trust or these Bylaws, the affirmative vote of the holders of a majority of the outstanding preferred shares of beneficial interest of the Trust, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, with respect to any action requiring Shareholder approval pursuant to the operation of Section 2 or Section 3 of Article V of the Declaration of Trust, the affirmative vote of at least seventy-five percent of the AMPS of each series Outstanding at such time (each such series voting separately as a class) shall also be required. The class (and, where applicable, the series) vote of holders of preferred shares of beneficial interest of the Trust, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares of beneficial interest of the Trust, including AMPS, voting together as a single class, necessary to authorize the action in question.

      (d) Voting Procedures.

          (i) As soon as practicable after the accrual of any right of the holders of preferred shares of beneficial interest of the Trust to elect additional trustees as described in Section 11.5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent and any other registrar for preferred shares of beneficial interest of the Trust other than AMPS to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent and any other applicable registrar, or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in Section 11.5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

          (ii) Except as otherwise required by applicable law, for purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Bylaws, by the other provisions of the Declaration of Trust, by statute or otherwise, an Auction Market Preferred Share which is not Outstanding shall not be counted.

          (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares of beneficial interest of the Trust to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of preferred shares of beneficial interest of the Trust and the remaining incumbent trustees elected by the holders of the Common Shares and preferred shares of beneficial interest of the Trust, shall constitute the duly elected trustees of the Trust.

          (iv) Simultaneously with the termination of a Voting Period, the terms of office of the Additional Trustees shall automatically terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 11.5(b) above shall cease, subject to the provisions of the last sentence of Section 11.5(b).

      (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any rights or preferences other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the AMPS, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 11.5.

   11.6 1940 Act Preferred Shares Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any AMPS are Outstanding, the 1940 Act Preferred Shares Asset Coverage.

   11.7 Preferred Shares Basic Maintenance Amount.

      (a) So long as any AMPS are outstanding and any Rating Agency so requires, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Fitch Eligible Assets and Moody's Eligible Assets each having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain a Discounted Value of both Fitch Eligible Assets and Moody's Eligible Assets at least equal to the Preferred Shares Basic Maintenance Amount on or prior to the Preferred Shares Basic Maintenance Cure Date.

      (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall complete and deliver to
   (i) the Auction Agent and (ii) Fitch Ratings, Moody's and any other Rating Agency then rating the AMPS the Discounted Value of whose Eligible Assets fails to satisfy the Preferred Shares Basic Maintenance Amount, as applicable, a complete Preferred Shares Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to such recipient if the recipient receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the recipient for delivery on the next Business Day the complete Preferred Shares Basic Maintenance Report. The Trust will deliver a Preferred Shares Basic Maintenance Report to each applicable Rating Agency on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Eligible Assets of each applicable Rating Agency with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount or on which the Trust fails to maintain Eligible Assets of each applicable Rating Agency with an aggregate Discounted Value which exceeds the Preferred Shares Basic Maintenance Amount by 5% or more. The Trust will also deliver a Preferred Shares Basic Maintenance Report to the Auction Agent, Fitch Ratings and Moody's as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver a Preferred Shares Basic Maintenance Report to the Auction Agent, Fitch Ratings and Moody's. The Trust shall also provide Fitch Ratings or Moody's with a Preferred Shares Basic Maintenance Report when specifically requested by Fitch Ratings or Moody's, respectively.

      (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with Section 11.7(b) above relating to a Quarterly Valuation Date (except as described in the following sentence), the Independent Accountant will confirm in writing to the Auction Agent and Moody's, (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Trust correctly determined the assets of the Trust which constitute Fitch Eligible Assets and Moody's Eligible Assets at such Quarterly Valuation Date in accordance with these Bylaws, (iii) that, in such Report, the Trust determined whether the Trust had, at such Quarterly Valuation Date in accordance with these Bylaws, Fitch Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Fitch Ratings' ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences,
   (vi) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences and (vii) that the Independent Accountant has compared the prices in such Report to the prices in the applicable pricing appraisal report provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation"). Notwithstanding the foregoing sentence, the Independent Accountant will provide the confirmation described in the foregoing sentence with respect to Preferred Shares Basic Maintenance Reports delivered pursuant to the third sentence of Section 11.7(b) above only for such Preferred Shares Basic Maintenance Reports relating to the last fiscal quarter of each fiscal year.

      (d) Within ten Business Days after the date of delivery to the Auction Agent and Moody's of a Preferred Shares Basic Maintenance Report in accordance with Section 11.7(b) above relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure, the Trust shall cause the Independent Accountant to provide to the Auction Agent and Moody's an Accountant's Confirmation as to such Preferred Shares Basic Maintenance Report.

      (e) If any Accountant's Confirmation delivered pursuant to subparagraph
   (c) or (d) of this Section 11.7 shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets or Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to the Auction Agent and each applicable Rating Agency promptly following receipt by the Trust of such Accountant's Confirmation.

      (f) Within five Business Days after the Date of Original Issue of the AMPS, the Trust will complete and deliver to Moody's a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Also, on or before 5:00 p.m., New York City time, on the first Business Day after any Common Shares are repurchased by the Trust, the Trust will complete and deliver to Fitch Ratings and Moody's a Preferred Shares Basic Maintenance Report as of the close of business on such date that Common Shares are repurchased.

   11.8 Certain Other Restrictions.

      (a) For so long as any AMPS are rated by Moody's, the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the AMPS by Moody's, except that the Trust may purchase or sell exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds (collectively "Moody's Hedging Transactions"), subject to the following limitations:

          (i) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

             (A) outstanding financial futures contracts based on such index exceeding in number 10% (or such higher percentage as Moody's may approve) of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

             (B) outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% (or such higher percentage as Moody's may approve) of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

          (ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

             (A) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% (or such higher percentage as Moody's may approve) of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa or higher by Moody's (or, if not rated by Moody's but rated by S&P or Fitch Ratings, rated AAA by S&P or Fitch Ratings); or

             (B) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P or Fitch Ratings, rated A or AA by S&P or Fitch Ratings)

       (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust);

          (iii) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

          (iv) the Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

          (v) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

          (vi) the Trust (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objectives and policies, in a security that is not an option or futures transaction, and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

          (vii) while the Trust may use options and futures transactions for hedging and risk management purposes, it will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

      (b) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

          (i) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

          (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

          (iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

          (iv) futures contracts shall be valued at the lesser of
       (A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

          (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

      (c) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust to the extent the relevant asset is a Moody's Eligible Asset:

          (i) 10% of the exercise price of a written call option;

          (ii) the exercise price of any written put option;

          (iii) where the Trust is the seller under a financial futures contract, 10% of the settlement price of the financial futures contract;

          (iv) where the Trust is the purchaser under a financial futures contract, any amounts payable by the Trust under such financial futures contract;

          (v) the settlement price of the underlying financial futures contract if the Trust writes put options on a financial futures contract; and

          (vi) 105% of the Market Value of the underlying financial futures contract if the Trust writes call options on a financial futures contract and does not own the underlying contract.

      (d) For so long as any AMPS are rated by Moody's, the Trust will not enter into any "Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Fitch Hedging Transactions or Moody's Hedging Transactions, as applicable), except that the Trust may enter into Forward Commitments subject to the following limitations:

          (i) for each Forward Commitment, the Trust will maintain with its custodian (A) cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's or A-1 by S&P or Fitch Ratings and maturing in one year or less with a fair market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle at a future date, or (B) long-term, fixed-income securities with a then current market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date, or (C) a combination of assets described in (A) and (B) above that in the aggregate equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date; and

          (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

       For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

      (e) For so long as any AMPS are Outstanding and Fitch Ratings or Moody's or both are rating such shares, the Trust, unless it has received written confirmation from Fitch Ratings or Moody's or both, as applicable, that such action would not impair the rating then assigned to the AMPS by Fitch Ratings or Moody's or both, as applicable, will not:

          (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings under any circumstances shall be limited to an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Fitch Eligible Assets or Moody's Eligible Assets, as applicable, to be less than the Preferred Shares Basic Maintenance Amount);

          (ii) engage in short sales of securities;

          (iii) lend any securities;

          (iv) issue any class or series of shares of beneficial interest ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust;

          (v) merge or consolidate into or with any other corporation or entity; and

          (vi) change any Pricing Service of the Trust.

      (f) For so long as any AMPS are rated by Fitch Ratings, the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Fitch

   Ratings that engaging in such transactions would not impair the ratings then assigned to the AMPS by Fitch Ratings, except that the Trust may purchase or sell exchange-traded financial futures contracts based on any index approved by Fitch Ratings or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Fitch Ratings or Treasury Bonds and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Fitch Ratings or Treasury Bonds (collectively "Fitch Hedging Transactions"), subject to the following limitations:

          (i) the Trust will not engage in any Fitch Hedging Transaction based on any index approved by Fitch Ratings (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

          (ii) the Trust will not engage in any Fitch Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

             (A) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Fitch Eligible Assets owned by the Trust and rated at least AA by Fitch Ratings (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated AAA by S&P); or

             (B) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Fitch Eligible Assets owned by the Trust (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch Ratings (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P)

       (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own futures contracts that underlie any outstanding options written by the Trust);

          (iii) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Fitch Ratings if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch Ratings and the Trust; and

          (iv) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

      (g) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Fitch Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

          (i) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

          (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

          (iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

          (iv) futures contracts shall be valued at the lesser of
       (A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

          (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

      (h) For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Fitch Eligible Assets held by the Trust to the extent the relevant asset is a Fitch Eligible Asset:

          (i) 10% of the exercise price of a written call option;

          (ii) the exercise price of any written put option;

          (iii) where the Trust is the seller under a financial futures contract, 10% of the settlement price of the financial futures contract;

          (iv) where the Trust is the purchaser under a financial futures contract, the settlement price of assets purchased under such financial futures contract;

          (v) the settlement price of the underlying financial futures contract if the Trust writes put options on a financial futures contract and does not own the underlying contract; and

          (vi) 105% of the Market Value of the underlying financial futures contracts if the Trust writes call options on a financial futures contract and does not own the underlying contract.

      (i) For so long as any AMPS are rated by Fitch Ratings, the Trust will not enter into any Forward Commitments, except that the Trust may enter into Forward Commitments subject to the following limitations:

          (i) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated F1 or better by Fitch Ratings (or, if not rated by Fitch Ratings, rated P-1 by Moody's) and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

          (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

   11.9 Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

   11.10 Auction Procedures.

      (a) Certain Definitions. As used in this Section 11.10, the following terms shall have the following meanings, unless the context otherwise requires:

          (i) "AMPS" means the AMPS being auctioned pursuant to this
       Section 11.10

          (ii) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

          (iii) "Available AMPS" has the meaning specified in
       Section 11.10(d)(i)(A) below.

          (iv) "Bid" has the meaning specified in Section 11.10(b)(i)(B) below.

          (v) "Bidder" has the meaning specified in Section 11.10(b)(i)(B) below.

          (vi) "Hold Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (vii) "Maximum Applicable Rate" for any Dividend Period will be the greater of the Applicable Percentage of the Reference Rate or the Applicable Spread plus the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (.001) of one percent. The Auction Agent will not round the applicable Reference Rate as part of its calculation of the Maximum Applicable Rate.

      The "Applicable Percentage" shall be the percentage determined based on the lower of the credit ratings assigned on such date by Moody's and Fitch Ratings as follows:

                        Credit Ratings
---------------------------------------------------------------   Applicable
           Moody's                           Fitch                Percentage
------------------------------  -------------------------------   ----------
             Aaa                              AAA                    125%
         Aa3 to Aa1                       AA- to AA+                 150%
          A3 to A1                         A- to A+                  200%
        Baa3 to Baa1                     BBB- to BBB+                250%
        Ba1 and lower                    BB+ and lower               300%

      The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that the Board of Trustees has received assurance from Moody's, Fitch Ratings and from any other Rating Agency then rating the AMPS that such increase will not impair such Rating Agency's rating thereof, and further provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's or Fitch Ratings to provide a rating for each series of AMPS. If Moody's or Fitch Ratings shall not make such a rating available, Merrill Lynch, Pierce, Fenner and Smith Incorporated or its affiliates and successors, after consultation with the Trust, shall select another Rating Agency to act as a Substitute Rating Agency.

      "Applicable Spread" means the spread determined based on the credit rating assigned to the series of AMPS on such date by Moody's and Fitch Ratings as follows:

                  Credit Ratings
---------------------------------------------------   Applicable Spread over
        Moody's                     Fitch                 Reference Rate
-------------------------  ------------------------   ----------------------
          Aaa                        AAA                     125 bps
       Aa3 to Aa1                 AA- to AA+                 150 bps
        A3 to A1                   A- to A+                  200 bps
      Baa3 to Baa1               BBB- to BBB+                250 bps
     Ba1 and lower              BB+ and lower                300 bps

      The Applicable Spread as so determined will be further subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust will take all reasonable action necessary to enable either Moody's or Fitch to provide a rating for each series of AMPS. If neither Moody's nor Fitch will make such a rating available, the Trust will select another Rating Agency to act as a substitute Rating Agency.

      For purposes of this definition, the "prevailing rating" of shares of a series of AMPS will be (i) AAA if such shares have a rating of AAA by Moody's or Fitch or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below; (ii) if not AAA, then AA- if such shares have a rating of AA- or better by Moody's or Fitch or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (iii) if not AA- or higher, than A- if such shares have a rating of A- or better by Moody's or Fitch or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (iv) if not A- or higher then BBB- if such shares have a rating of BBB- or better by Moody's or Fitch or the equivalent of such ratings by such agencies or substitute rating agencies selected as provided below, (v) if not BBB- or higher, then below BBB-; provided, however, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency.

          (viii) "Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (ix) "Sell Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (x) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

          (xi) "Submission Processing Deadline" means the earlier of (i) 40 minutes after the Submission Deadline and (ii) the time when the Auction Agent begins to disseminate the results of the Auction to the Broker-Dealers.

          (xii) "Submitted Bid" has the meaning specified in
       Section 11.10(d)(i) below.

          (xiii) "Submitted Hold Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xiv) "Submitted Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xv) "Submitted Sell Order" has the meaning specified in
       Section 11.10(d)(i) below.

          (xvi) "Sufficient Clearing Bids" has the meaning specified in
       Section 11.10(d)(i) below.

          (xvii) "Winning Bid Rate" has the meaning specified in
       Section 11.10(d)(i)(C) below.

      (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

          (i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

             (A) each Beneficial Owner may submit to its Broker-Dealer information as to:

                 (1) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period for such shares;

                 (2) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period for such shares shall not be less than the rate per annum specified by such Beneficial Owner; and/or

                 (3) the number of Outstanding AMPS, if any, held by such
              Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

             (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith in a commercially reasonable manner for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding AMPS, if any, which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

             For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this Section 11.10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this
          Section 11.10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or
          (B) of this Section 11.10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause
          (A)(3) of this Section 11.10(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

          (ii) (A) A Bid by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                 (3) a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

             (B) A Sell Order by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                 (1) the number of Outstanding AMPS specified in such Sell
              Order; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

             (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                 (1) the number of Outstanding AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                 (2) such number or a lesser number of Outstanding AMPS to be determined as set forth in Section 11.10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

      (c) Submission of Orders by Broker-Dealers to Auction Agent.

          (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Processing Deadline on each Auction Date all Orders that were
       (x) received by the Broker-Dealer from Beneficial Owners or Potential Beneficial Owners prior to the Submission Deadline or (y) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline, in each case designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

             (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

             (B) the aggregate number of Outstanding AMPS that are the subject of such Order;

             (C) to the extent that such Bidder is a Beneficial Owner or an Existing Holder:

                 (1) the number of Outstanding AMPS, if any, subject to any
              Hold Order placed by such Beneficial Owner or Existing Holder;

                 (2) the number of Outstanding AMPS, if any, subject to any Bid placed by such Beneficial Owner or Existing Holder and the rate per annum specified in such Bid; and

                 (3) the number of Outstanding AMPS, if any, subject to any
              Sell Order placed by such Beneficial Owner or Existing Holder; and

             (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

          (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (iii) If an Order or Orders covering all of the Outstanding AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Processing Deadline, the Auction Agent shall deem a Hold Order (in the case of any Auction other than an Auction relating to a Special Dividend Period longer than 91 days) or a Sell Order (in the case of an Auction relating to a Special Dividend Period of longer than 91 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

             (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of AMPS subject to such Hold Orders exceeds the number of Outstanding AMPS held by such Existing Holder, the number of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding AMPS held by such Existing Holder;

             (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding AMPS held by such Existing Holder over the number of AMPS subject to any Hold Order referred to in Section 11.10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Section 11.10(c)(iv)(A) above and of the foregoing portion of this Section 11.10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Section 11.10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

             (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding AMPS held by such Existing Holder over the number of AMPS subject to Hold Orders referred to in
          Section 11.10(c)(iv)(A) and Bids referred to in
          Section 11.10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of AMPS subject to such Sell Orders is greater than such excess, the number of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of AMPS equal to such excess.

          (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of AMPS therein specified.

          (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer prior to the Submission Deadline, or by a Broker-Dealer to the Auction Agent, prior to the Submission Processing Deadline on any Auction Date shall be irrevocable.

          (vii) The Trust shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the provisions of this Section 11.10.

      (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

          (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or, more generally, as a "Submitted Order") and shall determine:

             (A) the excess of the total number of Outstanding AMPS over the number of Outstanding AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

             (B) from the Submitted Orders whether the number of Outstanding AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                 (1) the number of Outstanding AMPS that are the subject of
              Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                 (2) the number of Outstanding AMPS that are subject to
              Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding AMPS in clause
              (1) above and this clause (2) are each zero because all of the Outstanding AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

             (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                 (1) each Submitted Bid from Existing Holders specifying the
              Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the AMPS that are the subject of such Submitted Bids, and

                 (2) each Submitted Bid from Potential Holders specifying the
              Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 11.10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

             (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

             (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

             (C) if all of the Outstanding AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 80% of the Reference Rate on the date of the Auction.

      (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the AMPS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 11.10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 11.10(e)(iii) and Section 11.10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

             (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

             (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid;

             (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

             (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid, unless the number of Outstanding AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding AMPS subject to Submitted Bids described in
          Section 11.10(e)(i)(B) and Section 11.10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding AMPS, but only in an amount equal to the difference between (1) the number of Outstanding AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of AMPS obtained by multiplying
          (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

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

             (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding AMPS subject to Submitted Bids described in Section 11.10(e)(i)(B), Section 11.10(e)(i)(C) and
          Section 11.10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding AMPS subject to such Submitted Bid and the denominator of which shall be the number of Outstanding AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding AMPS are subject to Submitted Hold Orders), subject to the provisions of Section 11.10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

             (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding AMPS that are the subject of such Submitted Bid;

             (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding AMPS that are the subject of such Submitted Bid; and

             (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and
          (2) the number of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding AMPS subject to Submitted Bids described in Section 11.10(e)(ii)(A) and Section 11.10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding AMPS subject to all such Submitted Bids and Submitted Sell Orders. If all of the Outstanding shares of a series of AMPS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

          (iii) If, as a result of the procedures described in
       Section 11.10(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of an Auction Market Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding Auction Market Preferred Share purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Auction Market Preferred Share.

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

          (iv) If, as a result of the procedures described in Section 11.10(e), any Potential Holder would be entitled or required to purchase less than a whole Auction Market Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate AMPS for purchase among Potential Holders so that only whole AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any AMPS on such Auction Date.

          (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding AMPS to be purchased and the aggregate number of the Outstanding AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding AMPS.

      (f) Miscellaneous.

          (i) To the extent permitted by applicable law, the Trust may in its sole discretion interpret the provisions of this Section 11.10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of AMPS.

          (ii) Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 11.10 or to or through a Broker-Dealer or to such other persons as may be permitted by the Trust, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and
       (B) except as otherwise required by law, shall have the ownership of the AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. The Trust may not submit an Order in any Auction.

          (iii) All of the Outstanding AMPS of a series shall be registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any AMPS may be registered in the Share Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

   11.11 Securities Depository; Stock Certificates.

      (a) If there is a Securities Depository, all of the AMPS of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Certificates may be issued as necessary to represent AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of AMPS contained in these Bylaws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

      (b) If the Applicable Rate applicable to all AMPS of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in Section 11.11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in Section 11.11(a) with respect to such shares.

                                  ARTICLE 12
                            Amendment to the Bylaws

   12.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

   12.2 Article 11. Without limiting the provisions of Section 12.1, the Board of Trustees of the Trust may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article 11 or required by applicable law), amend Article 11 to (a) reflect any amendments thereto which the Board of Trustees of the Trust is entitled to adopt pursuant to the terms of Article 11 without shareholder approval or (b) add additional series of AMPS or additional shares of a series of AMPS (and terms relating thereto) to the series and AMPS described herein, provided that the Board of Trustees shall not authorize, create or issue an additional series of AMPS unless it has received assurance from Moody's, Fitch Ratings and from any other Rating Agency then rating the AMPS that such authorization, creation or issuance will not impair such Rating Agency's then current rating thereof. Each such additional series and all such additional AMPS shall be governed by the terms of Article 11.

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